December 19, 2012

Securities & exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by One (1) American Depositary
Receipts representing twenty five (25)
Ordinary Shares of
Chevalier Pacific Holdings Limited (Form F6
File No. 3334948)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of BNY Mellon, as Depositary for
securities against which American Depositary
Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name for Chevalier Pacific
Holdings Limited.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name change for Chevalier Pacific Holdings.

The Prospectus has been revised to reflect the new name, and has been overstampted with:

Effective December 24, 2012 the
Companys name changed to Dingyi
Group Investment Limited

Please contact me with any questions or
comments at 212 8158162



Arlene Villareal
The Bank of New York Mellon  ADR
Division
Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)









101 Barclay Street, New York NY 10286